Exhibit 24

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Jason L. Langford and Nicole A. Edmonds with full power to act as the undersigned’s true and lawful attorneys-in-fact, with full power of substitution, to:

1)	execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director and/or beneficial owner of ProMIS Neurosciences Inc. (the “Company”), the Form ID Application, Consent of Reporting Person and Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

2)	do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form ID Application, Consent of Reporting Person and Forms 3, 4 and 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact or such attorney-in-fact's substitute or substitutes shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This power of attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 3rd day of May, 2022.

/s/ Eugene Williams
Eugene Williams
Chief Executive Officer and Director

State of	Pennsylvania	)
) ss.
County of	Delaware	)

On this 3rd day of May, 2022, before me, the undersigned notary public, personally appeared Eugene W. Williams who acknowledged that he executed the foregoing Power of Attorney for the purposes stated therein.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

/s/ Patrick Wagner
Notary Public

My Commission Expires:

April 25, 2024

[ SEAL ]

Commonwealth of Pennsylvania – Notary Seal
Patrick Wagner, Notary Public
Philadelphia County
My Commission Expires Apr 25, 2024
Commission Number 1206782

Notarial act performed by audio-visual communication